                                                                   EXHIBIT 10.22


                    RETIREMENT AGREEMENT AND GENERAL RELEASE


1. This Retirement Agreement and General Release ("Agreement") dated as of March 11, 1998 is entered into by and between Sybase, Inc., a Delaware corporation with its principal headquarters in Emeryville, California, on behalf of itself and each of its subsidiaries ("Sybase" or the "Company"), and Michael Forster ("Employee") for the purpose of amicably concluding their employment relationship. By entering into this Agreement neither party admits any deficiency, wrongdoing or liability, expressly or by implication.

2. In addition to the other terms and conditions set forth in this Agreement, Employee and Sybase agree to the following terms in connection with Employee's continued employment with Sybase through the Termination Date (as defined below):

      (a) The effective date of Employee's termination of employment with Sybase will be December 31, 1998 (the "Termination Date").

      (b) During the period from the date hereof through the Termination Date ("Employment Period"), Employee shall remain on the Sybase payroll and shall be paid a salary equal to $30,833.33 per month. Payments will be made semi-monthly, and will be net of all required and authorized payroll deductions. Employee agrees and acknowledges that Employee shall not be eligible for further vacation accrual after March 31, 1998. Employee shall not be entitled to any other compensation, including but not limited to, incentive compensation or bonuses during the Employment Period. Sections 1, 2 and 8 of that certain Employment Agreement dated as of April 1, 1996 (the "Prior Agreement") shall be of no further force and effect.

      (c) During the Employment Period, Employee shall reasonably assist Sybase, at Sybase's request, in transition activities as mutually agreed upon by Sybase and Employee, and Employee acknowledges that such activities may require a significant time commitment from Employee. During the three months following the Termination Date, Employee shall serve as a consultant to Sybase (the "Consulting Period"). During the Consulting Period, Employee shall render at Sybase's request up to 40 hours of consulting services per month; such services may include customer calls and introductions and sales organization meetings. Employee shall be compensated during the Consulting Period at the rate of $30,833.33 per month for such services and will be reimbursed for reasonable, substantiated out-of-pocket expenses incurred in accordance with Sybase's expense policies and procedures.

      (d) Employee's stock options shall continue to vest until the Termination Date. It is acknowledged and agreed that the performance objectives specified in Section 2(a)(iv)D, 2(a)(v)B, 2(a)(v)C and 2(a)(v)D of the Prior Agreement have not and will not be met and that the portions of the options that vest based on those performance objectives will not vest. Employee's ability to exercise his vested options following the Termination Date shall be governed by the provisions of Employee's stock option agreements, and the provisions of the applicable stock option plan under which such options were granted. For purposes of options granted under the 1996 Stock Plan, Employee shall be deemed to have retired and such options may be exercised in accordance with such plan.

      (e) As of March 31, 1998, Employee will be entitled to receive a refund of any accrued but unused Employee Stock Purchase Plan (ESPP) contributions.


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      (f)   In the event Employee accepts employment or an exclusive consulting engagement of any length with a Sybase Competitor (as defined below) prior to April 1, 1999, Employee will notify Sybase's General Counsel immediately, and all payments and benefits to which Employee is or would be entitled to receive under this Agreement shall cease as of the day Employee accepts such employment or engagement. For purposes of this Agreement, a "Sybase Competitor" shall mean Oracle Corporation, Informix, Inc., Microsoft Corporation, Computer Associates, or any of their respective subsidiaries or exclusive distributors.

      (g) All unreimbursed travel and business expenses for which Employee is entitled to reimbursement as of the Termination Date will be promptly paid to Employee after submission of expense reports in accordance with standard Sybase policy.

      (h) Sybase shall pay the reasonable expenses of the final shipment of Employee's household goods to Employee's residence in Florida and of one of Employee's automobiles to Employee's residence in Mississippi. Employee shall vacate the apartment leased for Employee in San Francisco on or before April 30, 1998. Sybase shall be responsible for the payment of the rent on such apartment through the term of the lease and the rented furniture therein through April 30, 1998.

      (i) For a period of 90 days following the Termination Date, Sybase shall maintain Employee's voicemail and electronic mail address and will permit Employee access to such addresses through the voicemail and electronic mail systems provided that (a) Employee complies with all of Sybase's policies relating to use of such systems and complies with the terms of Employee's nondisclosure agreements with Sybase ("Nondisclosure Agreements") which shall continue to be complied with by Employee with respect to all information obtained from such voicemail and electronic mail access and (b) Employee shall, at Sybase's request, change the greeting on the voicemail account to indicate that Employee has retired, that all business related messages should be directed to an individual designated by Sybase and that the caller should only leave personal messages for the Employee.

      (j) Employee shall be entitled to retain his cellular phone (although Employee shall be responsible for all charges relating thereto after December 31, 1998) and his portable computer, it being agreed that Employee shall continue to be bound by the confidentiality and non-disclosure provisions of his Nondisclosure Agreements with respect to any Sybase information stored therein throughout the Employment Period and Consulting Period. Employee agrees not to seek reimbursement for business telephone line in the San Francisco apartment described above, nor any utilities or other costs relating to such apartment, other than the condominium fees.

3. Through the Termination Date, and except as otherwise expressly provided in Section 2 above, Employee will be entitled to participate in all employee benefit programs (except the ESPP) and policies generally available to Sybase employees, including, health insurance, the Executive Deferred Compensation Plan (subject to the proper elections) and Sybase's 401(k) plan (if applicable), subject to Employee's continued regular designated payroll deductions for such items. Employee may elect optional health insurance continuation under COBRA following the Termination Date, as well as optional continuation of certain other insurance benefits, all at Employee's expense. Procedures for electing to continue such benefits will be provided to Employee under separate cover by the Human Resources Department.


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
4. Employee hereby agrees and acknowledges that as of the date of this Agreement, he is the obligor on two (2) outstanding loans payable to Sybase. Such loans are evidenced by promissory notes in the remaining principal amounts of Four Hundred Seventy-Five Thousand Five Hundred Sixty Two Dollars and Fifty Two Cents ($475,562.50) (the "Stock Purchase Note"), and One Hundred Fifty-Seven Thousand Dollars ($157,000) (the "Residence Note"), respectively (collectively, the "Notes"). The amount of accrued and unpaid principal and interest under the Notes was $128,792.55 as of March 11, 1998 ("Unpaid Interest"). Employee shall enter into a new promissory note in the form attached hereto as Exhibit A (the "New Note") and the pledge agreement in the form attached hereto in the form attached hereto as Exhibit B (the "Pledge Agreement") pursuant to which Employee shall pledge the shares specified therein (the "Collateral"). Upon execution and delivery of the New Note and the Pledge Agreement, Sybase shall return to Employee the Residence Note and Stock Purchase Note and the Pledge Agreement by and between Sybase (as successor to Micro Decisionware, Inc.) and Employee previously entered into in 1993 will be amended and restated by the new Pledge Agreement. Each of the stock options listed on Exhibit C hereto (the "Options") is hereby amended by the addition of the following paragraph:

      "Until such time as all outstanding principal and accrued interest under the New Note (as defined in that certain Retirement Agreement and General Release dated as of March 11, 1998) are paid in full, Employee agrees that upon the exercise of this Option, Employee will cause (and hereby authorizes Sybase to cause) the shares so purchased to be immediately sold and that any proceeds of such sale in excess of the exercise price and any taxes resulting from such exercise (as demonstrated by Employee to Sybase) and sale shall be immediately delivered and paid over to Sybase by Employee or Employee's broker, or collected by Sybase and Sybase shall apply such payment to the outstanding accrued and unpaid interest owing under the Note, and to the extent that the payments exceed such interest, to any outstanding principal until the New Note are paid in full. After the New Note is paid in full any proceeds from the sale of shares purchased hereunder shall be retained by Employee."

      At any time before March 31, 1999 and upon Sybase's request from time to time, Employee agrees that he will sell all or any part of the Collateral and cause the proceeds to be paid to Sybase to reduce the amounts owing under the
Note if the then current market price of Sybase Common Stock equals or exceeds $24.00 per share (as adjusted for stock splits, etc., in the same manner as the exercise price under the Options). If the New Note has not been repaid in full on or before March 31, 1999, then at any time on or after March 31, 1999 and upon Sybase's request from time to time, Employee agrees that he will sell all or any part of the Collateral and cause the proceeds to be paid to Sybase to reduce or pay in full the amount owing under the New Note, regardless of the then current market price of Sybase common stock. In the event that Employee fails to sell the requested part of the Collateral within three business days after a request from Sybase under either of the preceding sentences, Sybase shall have the option to purchase that portion of the Collateral requested to be sold at the then current market price. Such option may be exercised by Sybase by giving written notice to Employee at least three days in advance. Upon consummation of the exercise of the option, Sybase shall pay the purchase price by offsetting the amount owed to Employee for such purchase against an equal amount outstanding under the New Note. Except for the Collateral under the Pledge Agreement and the proceeds of option exercises, and any products or proceeds thereof, Sybase shall have no other recourse against the assets of Employee. With respect to Employee's obligations under the New Note and the Pledge Agreement (the "Loan Documents"), nothing contained in the preceding sentence shall in any manner or way (i) constitute (or be deemed to be) a release of any of Employee's obligations to Sybase under


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
the Loan Documents, or impair the enforceability of the security interest created by the Pledge Agreement or this Agreement; or (ii) affect or diminish any written obligation, covenant or agreement of Employee under any Loan Document; or (iii) affect or diminish any rights of Sybase against Employee arising from failure to deliver the Collateral to Sybase or Boston Equiserve with appropriate stock powers, or from Employee's fraud or misapplication of any funds; or (iv) limit or restrict the right of Sybase to name Employee as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any of the Loan Documents, or for an injunction or specific performance, so long as no judgment under this clause
(iv) in the nature of a deficiency judgment or other monetary judgment shall be enforced against Employee except as otherwise provided herein.

5. Employee acknowledges that the payments and benefits described in this Agreement exceed any amount to which Employee would be entitled under Sybase's standard policies, procedures and benefit programs. In consideration for entering into this Agreement and for the payments and benefits described herein
(i) Sybase, Inc., its subsidiaries and each of their respective officers, directors, successors and assigns, hereby release and forever discharge Employee, his heirs, legal representatives, estates and successors in interest, and (ii) except as otherwise provided in this Agreement, Employee, his heirs, legal representatives, estates and successors in interest, hereby release and forever discharge Sybase, Inc., its subsidiaries and each of their respective officers, directors, employees, affiliates, successors and assigns, in the case of clauses (i) and (ii) from any and all claims (excepting only any claim Employee may have against Sybase for (i) reimbursement of relocation costs in accordance with the terms of Employee's prior Employment Agreements and Sybase's relocation policies, (ii) reimbursement of ordinary business expenses in accordance Sybase's expense reimbursement policies and procedures and (iii) vacation accrued through March 31, 1998), demands, obligations and causes of action of any and every kind, known or unknown, which the releasing parties may have against the released parties as of the date and time of signing this Agreement which arise out of Employee's employment by Sybase or any of its subsidiaries or the termination of that employment, including without limitation all wrongful discharge actions; all actions arising under the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1991, the California Fair Employment and Housing Act, or any other federal or state statute which may be held applicable; all actions for breach of contract or the covenant of good faith and fair dealing; all tort claims; and any and all claims for compensation, wages, bonuses, severance pay, commissions, vacation pay, or reimbursement for expenses, attorneys' fees and costs, except for claims for workers' compensation insurance benefits.

6. At no time after the execution of this Agreement will Sybase or Employee file or maintain, or cause or knowingly permit the filing or maintenance in any state or federal court, or before any local, state or federal administrative agency, or any tribunal, any charge, claim or action of any kind, nature or character arising out of the matters released in Section 5 above, except for an action to enforce the provisions of this Agreement. Employee and Sybase also agree not to initiate, assist, support, join, participate in, encourage, or actively cooperate in the pursuit of any employment-related legal claims against one another. Nothing in this Section 6 will preclude Sybase or Employee from testifying truthfully in any legal proceeding pursuant to subpoena or other legal process.

7. Except as expressly modified by the terms of this Agreement, Employee understands and acknowledges Employee's continuing obligations toward Sybase under the Nondisclosure Agreement. Employee further agrees that any and all nonpublic information obtained by or disclosed to Employee at any time during Employee's employment with Sybase, including but


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
not limited to nonpublic information concerning Sybase's customers, prospects, partners, employees, discounts, unreleased products, methods of operation, processes, practices, programs, compensation relating to any particular individual and compensation practices and/or programs that are unique or uniquely tailored to Sybase and procedures, is confidential and proprietary to Sybase and subject to protection under the Nondisclosure Agreement and under applicable law.

8. Each party shall bear the cost of, and shall be responsible for, its own attorneys' and accountants' fees and costs, if any, in connection with the negotiation and execution of this Agreement.

9. Employee further agrees that the terms and conditions of this Agreement are strictly confidential and Employee shall not disclose, discuss with or reveal to any other persons, whether within or outside Sybase, except (i) the Internal Revenue Service, Franchise Tax Board or other governmental agency, (ii) professional advisors with whom Employee may consult regarding this Agreement, and (iii) the Employee's spouse, unless disclosure is compelled by subpoena or other legal process.

10. This Agreement shall be governed by and construed in accordance with California law.

11. The parties agree that any dispute of any kind whatsoever arising from the subject matter of this Agreement, including claims regarding this Agreement (other than claims for workers' compensation benefits), shall be resolved under the following procedures:

      A. The party claiming to be aggrieved shall furnish to the other party, within fifteen (15) days of the disputed action, a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed. Employee is required to furnish the written statement of grievance to Sybase's VP HR.

      B. If the grievance is denied, the parties agree that the dispute shall be resolved by final and binding arbitration. A single arbitrator shall be mutually selected by the parties. If no agreement on the selection is reached within fifteen (15) days, then a neutral arbitrator shall be selected under the Expedited Labor Arbitration Rules of the American Arbitration Association, except that the arbitrator shall be selected by alternately striking names from the panel of five (5) neutral labor or employment arbitrators designated by the American Arbitration Association. The arbitrator shall have the authority to grant the requested relief if authorized by law; provided, however, that nothing herein shall limit the right of Sybase to obtain injunctive relief to prevent a violation of the Nondisclosure Agreement.

      C. Arbitration shall be the exclusive and final remedy for any dispute between the parties, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for above.

      D. The parties agree that any arbitration under this Section 11 shall be held in the State of California.

12. During the Employment Period and Consulting Period, Employee agrees to reasonably cooperate with and assist Sybase in matters relating to, or arising in connection with, any pending or threatened securities litigation or litigation involving compensation issues or the employment or termination of any employee of Sybase. The Indemnification Agreement between Sybase and Employee remains in effect to the extent provided therein.


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
13. This Agreement constitutes the entire understanding of the parties with respect to the subject hereof. Employee warrants that he: (a) has read and fully understands this Agreement; (b) has had the opportunity to consult with legal counsel of his own choosing and have the terms of this Agreement fully explained; (iii) is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and (iv) is executing this Agreement voluntarily, free of any duress or coercion.


Dated:     March 11, 1998              SYBASE, INC.
      ------------------------
                                       By  /s/ JACK L. ACOSTA
                                           -------------------------------------
                                       Its  Executive Vice President
                                            ------------------------------------

I understand that this document is of serious legal consequence and that I should consult with someone whose opinion I trust before signing it. By my signature, I agree to the terms set forth above.

Dated:    March 11, 1998                  /s/ MICHAEL FORSTER
      ------------------------         -----------------------------------------
                                       Michael Forster


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
                                                                       EXHIBIT A


                                RESTRUCTURED NOTE

Principal $761,355                             Date: March 11, 1998
                                                     Emeryville, California

For value received, the undersigned ("Payor") promises to pay to Sybase, Inc., a Delaware corporation ("Payee"), or order, in installments as set forth below, the principal sum of Seven Hundred Sixty-One Thousand Three Hundred Fifty-Five Dollars. Payor agrees to pay interest on the unpaid principal sum from the date hereof until paid in full at a rate of 5.7% per year. All interest shall be computed on the basis of the actual number of days in the year and counting the actual number of days elapsed.

Principal and all accrued and unpaid interest shall be payable in full on March 31, 1999.

Payor has delivered to Payee's predecessor Micro Decisionware, Inc. a promissory note dated September 1993 in the original principal amount of $250,000 (the "Real Property Note") and another promissory note also dated September 1993 in the original principal amount of $675,000 (the "Stock Purchase Note," and collectively with the Real Property Note, the "Prior Notes"), each of which has been partially repaid. This Note represents a restructuring of the terms of the Prior Notes. This Note is issued not in payment of the debt evidenced by the Prior Notes but as evidence of the prior debt as restructured. This Note is secured by the Pledge Agreement of even date herewith (as amended from time to time, the "Pledge Agreement"). This Note is non-recourse to Payor personally to the extent set forth in the Pledge Agreement.

Payor may prepay this Note in whole or in part at any time, without premium or penalty. Each prepayment shall be accompanied by payment of all interest accrued on the amount of such prepayment.

Payor shall make each payment under this Note in immediately available funds, unconditionally in full without set-off, counterclaim or other defense, on the day when due. Each payment received hereunder shall be applied first to accrued interest and the balance, if any, to the principal.

This Note shall bind Payor's successors and assigns.

Failure of Payor to pay the Note when due or any default by Payor under the Pledge Agreement constitutes a default under this Note. The holder hereof shall be entitled upon any default under this Note to demand payment of the unpaid principal balance and all accrued interest thereon by written notice to Payor.

Payor agrees to pay any and all collection costs and reasonable attorney's fees incurred by Payee in connection herewith.

Except as expressly provided in this Note, Payor waives presentment, protest, notice of every kind including demand, intent to accelerate maturity, and acceleration of maturity, set-offs and counterclaims and expressly agrees that this Note, or any payment thereunder, may be extended from time to time without in any way affecting the liability of the Payor thereof.


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
This Note shall be governed by and construed in accordance with the laws of the State of California. Any provisions hereof contrary to, prohibited by, or invalid under applicable laws or regulations shall be inapplicable and deemed omitted here from, but shall not invalidate the remaining provisions hereof.


   /s/ MICHAEL H. FORSTER
---------------------------------
Michael H. Forster


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
                                                                       EXHIBIT B


                                PLEDGE AGREEMENT


            THIS PLEDGE AGREEMENT is made and entered into as of March 11, 1998 by and between Sybase, Inc., a Delaware corporation ("Pledgee"), and Michael H. Forster ("Pledgor").

      W I T N E S S E T H    T H A T:

            WHEREAS, Pledgor had executed and delivered to Micro Decisionware, Inc. ("MDI") a promissory note in the amount of $250,000 dated September 1993 (the "Real Property Note") to evidence a loan to Pledgor by MDI, which loan was previously secured by a mortgage on certain real property (the "Real Property"); and

            WHEREAS, Pledgor had also executed and delivered to MDI a second promissory note in the amount of $675,000 dated September 1993 (the "Stock Purchase Note," and together with the Real Property Note, the "Prior Notes") to evidence a purchase money obligation to Pledgor by MDI in connection with the purchase of shares of MDI, which Stock Purchase Note was secured by a pledge of shares of MDI owned by Pledgor pursuant to a Pledge Agreement between Pledgor and MDI dated in September 1993 (the "1993 Pledge Agreement"); and

            WHEREAS, Pledgee is the successor by merger to MDI, and the shares of MDI previously held by Pledgor have been converted into shares of Pledgor; and

            WHEREAS, the Real Property has been sold and the mortgage thereon has been released; and

            WHEREAS, the outstanding principal and interest due under the Prior Notes has been consolidated into a new promissory note (together with any amendments, extensions or replacements thereof or substitutions therefor, the "Note") in the aggregate principal amount of $761,355 dated of even date herewith; and

            WHEREAS, Pledgee holds certain options to acquire Sybase, Inc. common stock as described in more detail on Exhibit A hereto (the "Options"); and

            WHEREAS, in consideration of Pledgee's extending the time for payment of the indebtedness evidenced by the Prior Notes, Pledgee desires to confirm his prior pledge of stock, to have such pledge of stock apply to all indebtedness under the Note, to pledge additional collateral for the Note, and to amend and restate the 1993 Pledge Agreement;

            NOW, THEREFORE, the parties agree as follows:

      1. Pledge. As security for the due and punctual payment and performance by Pledgor of his obligations under the Note and this Pledge Agreement (whether for principal, interest, fees, expenses or otherwise) (collectively, the "Obligations"), Pledgor hereby pledges with and delivers to Pledgee, and grants to Pledgee a security interest in, the following (the "Pledged Collateral"):


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
            a) the Sybase, Inc. common stock described on Exhibit A hereto (the "Shares") and the certificates representing the Shares, and all dividends, cash, instruments, investment property, and other property from time to time received, receivable or otherwise distributed in respect of, in conversion of or in exchange for any or all of the Shares;

            b) any shares of Sybase, Inc. common stock issued upon the exercise of any Option (the "Option Shares" and together with the Shares, the "Pledged Shares") and in all proceeds thereof, and the certificates representing the Option Shares, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Option Shares;

            c) such cash, bank accounts, certificates of deposit, investment property, and instruments as may be pledged from time to time by the Pledgor hereunder, together with any investments in which any such cash may be invested from time to time;

            d) all rights to convert, redeem or exchange the Pledged Collateral, all rights to request or cause the issuer thereof to register any or all of the Pledged Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights, and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Pledged Collateral, together in each case with all rights under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; and

            e) all proceeds, products, renewals and substitutions of, and general intangibles related to, any and all of the foregoing Pledged Collateral (including the proceeds of any tort or other claims relating to any of the foregoing Pledged Collateral) and, to the extent not otherwise included, all payments under insurance or in connection with any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Pledged Collateral.

                  The inclusion of proceeds in this Pledge Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby. The certificates representing the Shares, accompanied by instruments of assignment duly executed in blank by Pledgor and bearing signature guarantees satisfactory to permit transfer of the Shares, have been delivered by Pledgor to Pledgee concurrently herewith or prior hereto.

      2. Sale of Option Shares. Pledgor shall exercise the Options by no later than their respective expiration dates, provided that at the time of exercise the then current market value of the Option Shares exceeds the respective exercise price of the Options. For the purpose of the foregoing sentence, all prices per share shall be adjusted for stock splits and other matters as set forth the Options and the agreements and plans pertaining thereto. Upon the exercise of any of the Options, Pledgor shall promptly sell the Option Shares purchased upon such exercise and shall apply the proceeds thereof (less (i) any taxes resulting from such exercise (as demonstrated by Pledgor to Pledgee) and (ii) the exercise price) to the payment of the Note. Pledgee (or Pledgee's agent) shall hold the stock certificates for such stock pending any such sale. Concurrently herewith, Pledgor shall deliver to Pledgee instruments of assignment duly executed in blank by Pledgor with respect to potential Option Shares and bearing signature guarantees satisfactory to permit the transfer of such shares.


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
      3. Representations and Warranties. Pledgor represents and warrants that:

            a) Pledgor has good title to the Shares and the Options free and clear of all liens and encumbrances except the security interest created hereby.

            b) To Pledgor's knowledge, the Shares are validly issued and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

            c) Pledgor has delivered to Pledgee all stock certificates or other instruments or documents representing or evidencing the Shares, together with corresponding assignment or transfer powers duly executed in blank by Pledgor and bearing signature guaranties satisfactory to permit transfer of the Shares, and this Pledge Agreement and such powers have been duly and validly executed and are binding and enforceable against Pledgor in accordance with their terms; and the pledge of the Shares in accordance with the terms hereof creates a valid and perfected first priority security interest in the Shares securing payment of the Obligations.

            d) To Pledgor's knowledge, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Shares pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

      4. Non-Recourse Obligations. Except as may be otherwise specifically provided in the Retirement Agreement and General Release dated as of even date herewith between the Pledgee and the Pledgor (as it may be amended from time to time) or in the following provisions of this Section 4, the liability of the Pledgor hereunder and under the Note with respect to the Obligations shall be limited to the Pledged Collateral, the Pledgee's recourse against the Pledgor with respect to the Obligations shall be limited to the Pledged Collateral available under this Pledge Agreement and the Pledgor shall have no personal liability with respect to the Obligations. The Pledgor shall have no personal liability for his Obligations except (A) for any damages, costs or other expense suffered by the Pledgee as a result of (i) the lack of authenticity or genuineness of any of the Pledged Collateral delivered to Pledgee hereunder or
(ii) the failure of the Pledgor to deliver the stock certificates or appropriate instruments of assignment for the Pledged Collateral or (iii) the Pledgor's failure to comply with Section 11 or (iv) any breach by Pledgor of the representations and warranties contained in Section 3, or (B) for the payment of expenses under Section 16 arising from any litigation in which the Pledgee is the prevailing party or (C) in the event that the Note or any portion of the indebtedness evidenced thereby or the pledge of all or any part of the Pledged Collateral hereunder is rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be returned to Pledgor, his estate, trustee, receiver or any other person, whether as a result of proceedings in bankruptcy or reorganization or otherwise; provided that the Pledgee shall have recourse against the Pledged Collateral for any amounts which would be owing to the Pledgee from the Pledgor absent the operation of the foregoing provisions of this Section 4.


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
      5.    Right to Vote and Consents, and Dividends.

            (a) Unless and until a default under the Note shall occur and be continuing, Pledgor shall be entitled to exercise all powers of voting, waivers, ratification and/or consents pertaining to the Pledged Collateral for all purposes not inconsistent with the terms and conditions of the Note, but all such rights of Pledgor to vote and give consent, waivers and ratification shall cease so long as a default shall occur and be continuing under the Note.

            (b) If a default under the Note shall have occurred and be continuing, Pledgee shall have the sole and exclusive right to exercise all powers of voting and/or consent pertaining to the Pledged Collateral or any part thereof to the full extent permitted by law.

      6. Dividends and Distributions. All dividends and distributions (whether cash, stock, property or otherwise), including dividends representing stock or liquidating dividends, or a distribution or return of capital upon or in respect of the Pledged Collateral, or any part thereof, or resulting from a split-up, revision or reclassification of the Pledged Collateral or any part thereof, or received in exchange for the Pledged Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid, delivered, and transferred directly to Pledgee immediately upon receipt thereof by Pledgor, or, if received by Pledgee or if otherwise payable by Pledgee, shall be retained by Pledgee as part of the Pledged Collateral. In case any money shall be paid (or payable) to Pledgor on account of any dividend or other distribution upon or in respect of the Pledged Collateral or any part thereof, such money shall be immediately paid to Pledgee (or shall be retained by Pledgee) and upon receipt by Pledgee shall, so long as no default under the Note shall have occurred and be continuing, be applied by Pledgee to the payment of the unpaid principal balance of the Note. In order to permit Pledgee to receive all dividends and distributions to which Pledgee may be entitled hereunder, Pledgor will, if necessary upon Pledgee's written request, from time to time execute and deliver to Pledgee appropriate dividend orders.

      7.    Default and Remedies.

            (a) Any of the following events shall constitute defaults under this Pledge Agreement and the Note: (i) Pledgor's failure to pay any principal or interest under the Note when due; or (ii) Pledgor's failure to perform any covenant contained in the Note or this Pledge Agreement (other than for the payment of principal or interest on the Note) which is not cured within three business days after notice from Pledgee.

            (b) If a default hereunder shall have occurred and be continuing and Pledgee has declared the outstanding balance on the Note due and payable, then (in accordance with all applicable state and federal security laws) in addition to the rights and remedies of a secured party under the Uniform Commercial Code in effect in California, Pledgee may, without being required to give any notice except as hereinafter provided, (i) apply the cash, if any, then held by Pledgee as collateral security hereunder to the payment of Pledgor's obligations under the Note and (ii) if there be no such cash or if the cash so applied shall be insufficient to pay in full all Obligations, sell the Pledged Collateral on the public markets or at private sale for cash, on credit or for future delivery, and at such price or prices, as Pledgee may deem satisfactory, and Pledgee may be the purchaser of any or all of the Pledged Collateral so sold and thereafter hold the same, absolutely free from any claim or right of whatsoever kind. Pledgee is authorized at any such sale, if Pledgee deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with the view to the distribution or sale of any of such Pledged Collateral. Upon any such sale Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of Pledgor, which hereby specifically waives all rights of redemption, stay or appraisement which it has or may have under any rule, law or statute now existing or hereafter adopted. At any such sale, such Pledged Collateral may be sold in one lot as an entity or in separate parcels, as Pledgee may determine. Pledgee shall give Pledgor ten (10) days' written notice of intention to make any private sale. Pledgee shall not be obligated to make any such private sale pursuant to any such notice. Pledgee may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place at which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by Pledgee until the selling price is paid by the purchaser thereof, but Pledgee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may again be sold upon like notice. Pledgee, however, instead of exercising the powers of sale herein conferred upon Pledgee, may proceed by a suit or suits, at law or in equity, to foreclose the pledge and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of court or courts of competent jurisdiction.

      8. Proceeds of Sale. The proceeds of any sale of all or any part of the Pledged Collateral, and any other cash at any time held by Pledgee under this Pledge Agreement, shall be applied to the payment of the cost and expenses of such sale and all expenses, liabilities and advances made or incurred by Pledgee in connection therewith, and then to the payment of any balance outstanding on the obligations of Pledgor to Pledgee under the Note. Any excess shall be payable by Pledgee to Pledgor.

      9. Power of Attorney. Pledgee is hereby appointed the attorney-in-fact for Pledgor for the purpose of carrying out the provisions hereof and taking any action and executing any instrument which Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, in case of a default under the Note, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any dividend or other payment or distribution in respect to the Pledged Collateral or any part thereof, and give full discharge for the same, or, at its option, to offset any amounts owing by Pledgee to Pledgor in respect of the Pledged Collateral without the issuance and endorsement of any check.

      10. Continuing Pledge. The obligations of Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by, (i) any amendment or modification or addition or supplement to the Note or any other instrument referred to herein or therein, or any assignment or transfer of any thereof, (ii) the exercise or non-exercise by Pledgee of any rights, remedies, powers or privileges under or in respect to the Note or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or any waiver of any such rights, remedies, powers or privileges, (iii) any waiver, consent, extension, indulgence or other action or inaction in respect to the Note or any other instrument referred to herein or therein, or any assignment or transfer of any thereof, (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor or of any other corporation, partnership or person, or (v) any other circumstances, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

      11. Further Assurances. Pledgor at his expense will execute, acknowledge and deliver all such instruments and take all such actions as Pledgee from time to time may request in order to further effectuate the purposes of this Pledge Agreement, to continue the validity, enforceability and first-priority perfected status of the pledge of the Pledged Collateral hereunder, and to carry out the terms hereof.

      12. Waivers. No failure on Pledgee's part to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Pledgee of any rights, powers or remedies hereunder preclude any further or other exercise thereof, or the exercise of any other rights, powers or remedies. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

      13. Termination. Upon payment in full of the balance outstanding on the Note with all interest in accordance with its terms, the payment of any other amounts payable by Pledgor to Pledgee under and pursuant to the terms of the Note or any instrument securing the Note, this Pledge Agreement shall terminate and Pledgor shall be entitled to the return, at Pledgor's expense, of the Pledged Collateral or such thereof as shall not have theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement, together with any excess monies at that time held by Pledgee hereunder, as Pledgor's interest may then appear.

      14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered or if mailed, by United States certified or registered mail, postage prepaid, to the parties or assignees at the following addresses, or at such other address as shall be given in writing by either party to the other:

            If to Pledgee:

            Sybase, Inc.
            6425 Christie Avenue, Fifth Floor
            Emeryville, CA  94608
            Attn:  General Counsel

            If to Pledgor:

            Michael H. Forster
            109 East Ridge Drive
            Louisville, MS  39339

      15. 1993 Pledge Agreement. This Pledge Agreement continues the pledge and security interest granted by Pledgor under the 1993 Pledge Agreement, and this Pledge Agreement shall be deemed an amendment and restatement in its entirety of the 1993 Pledge Agreement.

      16. Expenses. Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Pledgee may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of Pledgee hereunder or (c) the failure by Pledgor to perform or observe any of the provisions hereof.

      17. Reaffirmation of Debt and Security Interest. Pledgor reaffirms the outstanding indebtedness under the Prior Notes, as evidenced by the Note, and the security interest granted in the Shares under the 1993 Pledge Agreement, as amended and restated by this Pledge Agreement. In consideration of the extension of time for the repayment of the indebtedness evidenced by the Prior Notes and the nonrecourse provisions set forth in Section 4 of this Pledge Agreement, Pledgor hereby waives and releases any and all defenses and claims (whether known or unknown) that he may have as of the date hereof with respect to the indebtedness evidenced by the Prior Notes and the security interest granted by the 1993 Pledge Agreement.

      18. Miscellaneous. This Pledge Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Pledgee and Pledgor and, in addition, shall inure to the benefit of and be enforceable by any holder at the time of the Note. Neither this Pledge Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of California. The descriptive headings of the several sections and paragraphs of this Pledge Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be executed and delivered as of the date first above written.


SYBASE, INC.

By:     /s/ JACK ACOSTA
    --------------------------------

WITNESS:

   /s/ MITCHELL L. GAYNOR
------------------------------------


PLEDGEE:

    /s/ MICHAEL H. FORSTER
------------------------------------
Michael H. Forster

[Pledgor and witness should print or type their names under their respective signatures.]


SPOUSE'S CONSENT:

      I, the spouse of the above-mentioned Pledgor, hereby consent to the terms of the Note and of the above Pledge Agreement.


    /s/ BETTYE B. FORSTER
------------------------------------
        Bettye B. Forster

                                    EXHIBIT A


Options

                            Total Number of
                            Shares Granted
                            Under the Option
Sybase         Date of      (Does not reflect     Exercise
Option         Grant of     the number that may   Price per    Expiration
Number         Option       have vested)          Share        Date

RP0234         10/21/96     9,200                 $19.25       4/18/04
RP0257         10/21/96     25,000                $19.25       4/7/05
RP1035         10/21/96     125,000               $19.25       4/18/04
RP2541         10/21/96     11,800                $19.25       3/26/06
RP2541         10/21/96     88,200                $19.25       3/26/06
018375         1/23/97      40,000                $18.75       1/23/07

Description of Initial Pledged Shares

23,071 Shares of Sybase, Inc. Common Stock

                                                                       EXHIBIT C


Options

                            Total Number of
                            Shares Granted
                            Under the Option
Sybase         Date of      (Does not reflect     Exercise
Option         Grant of     the number that may   Price per    Expiration
Number         Option       have vested)          Share        Date

RP0234         10/21/96     9,200                 $19.25       4/18/04
RP0257         10/21/96     25,000                $19.25       4/7/05
RP1035         10/21/96     125,000               $19.25       4/18/04
RP2541         10/21/96     11,800                $19.25       3/26/06
RP2541         10/21/96     88,200                $19.25       3/26/06
018375         1/23/97      40,000                $18.75       1/23/07